UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2026

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2026 (the “Closing Date”), our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (“ABRCF”) issued $650 million of asset-backed securities with a maturity of five years comprised of $474.5 million aggregate principal amount of Series 2026-5 5.69%, Class A notes, $61.75 million aggregate principal amount of Series 2026-5 5.95%, Class B notes, $47.125 million aggregate principal amount of Series 2026-5 6.44%, Class C notes and $66.625 million aggregate principal amount of Series 2026-5 8.14%, Class D notes. ABRCF also issued $35.75 million aggregate principal amount of Series 2026-5 9.598%, Class R notes, which are subordinated to the Class A notes, the Class B notes, the Class C notes and the Class D notes of the Series, and which were issued to comply with applicable U.S. risk retention rules. The Class R notes are held by our AESOP Leasing L.P. subsidiary. The notes were issued under the Series 2026-5 Supplement, dated as of the Closing Date, between ABRCF and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2026-5 Agent (the “Series 2026-5 Supplement”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended, the “Base Indenture”).

The notes are secured under the Base Indenture by vehicles in our domestic fleet and other related assets. The foregoing summary of the notes is qualified in its entirety by reference to the full text of the Series 2026-5 Supplement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

In connection with the foregoing, ABRCF entered into amendments to certain of the rental car fleet financing documents to make certain technical amendments to such documents. Such amendments are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7.

Certain purchasers of the notes, the trustee and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Series 2026-5 Supplement, dated as of September 21, 2026, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2026-5 Agent.

10.2	Supplemental Indenture No. 6, dated as of September 21, 2026, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004.

10.3	Seventh Amendment, dated as of September 21, 2026, among AESOP Leasing L.P., as Lessor, Avis Budget Car Rental LLC, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, LLC, as Lessee, and Budget Rent A Car System Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004.

10.4	Sixth Amendment, dated as of September 21, 2026, among AESOP Leasing L.P., as Lessor and Avis Budget Car Rental, LLC, as Lessee and as the Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004.

10.5	Fifth Amendment, dated as of September 21, 2026, between AESOP Leasing L.P., as Borrower, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004.

10.6	Fifth Amendment, dated as of September 21, 2026, among AESOP Leasing L.P., as Borrower, PV Holding Corp., as a Permitted Nominee, Quartx Fleet Management Inc., as a Permitted Nominee, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004.

10.7	Second Amendment, dated as of September 21, 2026, among Avis Budget Rental Car Funding (AESOP) LLC, AESOP Leasing L.P., AESOP Leasing Corp. II, Avis Rent A Car System, LLC, Budget Rent A Car System, Inc. and Avis Budget Car Rental, LLC, as Administrator, to the Second Amended and Restated Administration Agreement, dated as of June 3, 2004.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: September 24, 2026